UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2014

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 27, 2014, Zebra Technologies Corporation (“Zebra”) completed its previously announced acquisition (the “Acquisition”) of the Enterprise business (the “Enterprise Business”), a division of Motorola Solutions, Inc. (“MSI”).

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Master Acquisition Agreement

On October 24, 2014 and October 26, 2014, Zebra and MSI entered into Amendment No. 1 (“Amendment No. 1”) and Amendment No. 2 (“Amendment No. 2”), respectively, to the Master Acquisition Agreement, dated April 14, 2014 (the “Master Acquisition Agreement”), which, as previously disclosed, governs the acquisition by Zebra of the Enterprise Business. Amendment No. 1 amended the terms of the Master Acquisition Agreement to address certain rights and obligations relating to certain information technology assets. Amendment No. 2 amended the terms of the Master Acquisition Agreement to, among other things, provide (i) that the cash purchase price to be paid at closing be subject solely to an adjustment based on the estimated amount of cash of the Enterprise Business at closing; (ii) that certain enterprise software migration costs incurred by Zebra be reimbursed by MSI, subject to a cap; and (iii) that a proportion of certain information technology-separation costs be reimbursed by Zebra to MSI, subject to an initial threshold amount.

The foregoing summaries of Amendment No. 1 and Amendment No. 2 do not purport to be complete and are subject to and qualified in their entirety by reference to Amendment No. 1 and Amendment No. 2, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto and are incorporated herein by reference.

Amendment to Intellectual Property Agreement

On October 27, 2014, Zebra and MSI entered into Amendment No. 1 (the “IP Amendment”) to the Intellectual Property Agreement, dated April 14, 2014 (the “IP Agreement”), which amended the terms of the previously disclosed IP Agreement to address certain rights and obligations relating to certain intellectual property assets.

The foregoing summary of the IP Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the IP Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

New Credit Facilities

In connection with the completion of the Acquisition, Zebra entered into a new credit agreement, dated October 27, 2014 (the “Credit Agreement”), by and among Zebra, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as revolving facility administrative agent, and Morgan Stanley Senior Funding, Inc., as term loan administrative agent and collateral agent, which provides for a term loan of $2.2 billion (the “Term Loan”) and a revolving credit facility of $250.0 million (the “Revolving Credit Facility”). At the closing of the Acquisition, the Term Loan was drawn in full and the Revolving Credit Facility remained undrawn. The proceeds of the Term Loan were used, in part, to finance the Acquisition and related fees and expenses.

Term Loan

Borrowings under the Term Loan bear interest at a rate per annum equal to, at Zebra’s option, either (1) 3.00% plus an alternate base rate (“ABR”) determined by reference to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the rate that The Wall Street Journal from time to time publishes as the “U.S. Prime Rate,” (c) the London interbank offered rate for U.S. dollars (for a one-month interest period), which will at all times include statutory reserves, plus 1.00% and (d) 1.75% or (2) 4.00% plus the London interbank offered rate for U.S. dollars (for the applicable interest period), which will at all times include statutory reserves and shall be deemed to be not less than 0.75% per annum (“Adjusted LIBOR”).

The Credit Agreement requires Zebra to prepay the Term Loan, subject to certain exceptions, with:

•	100% of the net cash proceeds of certain asset sales and other dispositions of property by Zebra or any of its restricted subsidiaries, subject to customary thresholds and reinvestment rights;

•	50% of excess cash flow, subject to step-downs to 25% and 0% depending on Zebra’s consolidated total secured net leverage ratio from time to time; and

•	100% of Zebra’s and its restricted subsidiaries’ net cash proceeds from issuances, offerings or placements of debt obligations not permitted under the Credit Agreement.

Zebra may voluntarily prepay outstanding loans under the Term Loan at any time subject to customary “breakage” costs with respect to Adjusted LIBOR loans and subject to a prepayment premium in connection with certain repricing events that may occur within twelve months after the closing date of the Acquisition. Zebra is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the Term Loan, with the balance due on the seventh anniversary of the closing date of the Acquisition.

Zebra’s obligations under the Term Loan are unconditionally guaranteed by each of its existing and future material wholly-owned domestic restricted subsidiaries (subject to customary exceptions and other limitations) and, together with obligations under the guarantees, are secured by a perfected security interest in substantially all of Zebra’s and the guarantors’ U.S. assets (subject to customary exceptions and other limitations), in each case, now owned or later acquired, including a pledge of all of the capital stock of substantially all of Zebra’s material wholly-owned domestic restricted subsidiaries (with customary exceptions and other limitations) and 65% of the capital stock of certain of Zebra’s material foreign restricted subsidiaries.

Revolving Credit Facility

The Revolving Credit Facility includes borrowing capacity available for letters of credit. Drawings under the Revolving Credit Facility are available in U.S. dollars, Canadian dollars, pounds sterling, euros and certain other currencies agreed by Zebra and the lenders, and, in the case of letters of credit, certain additional foreign currencies. The amount from time to time available under the Revolving Credit Facility (including in respect of letters of credit) shall not exceed the dollar equivalent of $250.0 million. The Revolving Credit Facility will mature and the commitments thereunder terminate five years after the closing date of the Acquisition.

Borrowings under the Revolving Credit Facility initially bear interest at a rate per annum equal to, at Zebra’s option, either (1) ABR, plus an applicable margin or (2) Adjusted LIBOR, plus an applicable margin. The applicable margin for borrowings under the Revolving Credit Facility is 1.25%, 1.50% or 1.75% with respect to ABR borrowings and 2.25%, 2.50% or 2.75% with respect to Adjusted LIBOR borrowings depending on Zebra’s consolidated total secured net leverage ratio from time to time.

In addition to paying interest on outstanding principal amounts under the Revolving Credit Facility, Zebra is required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.375% per annum. The commitment fee rate will be adjusted to 0.25%, 0.375% or 0.50% depending on Zebra’s consolidated total secured net leverage ratio from time to time.

The Revolving Credit Facility is required to be prepaid to the extent extensions of credit thereunder exceed the revolving commitments thereunder. Zebra may voluntarily repay and re-borrow loans under the Revolving Credit Facility at any time without a premium or penalty, other than customary “breakage” costs with respect to Adjusted LIBOR loans.

Zebra’s obligations under the Revolving Credit Facility are unconditionally guaranteed by each of its existing and future material wholly-owned domestic restricted subsidiaries (subject to customary exceptions and other limitations) and, together with obligations under the guarantees, are secured by a first priority security interest in all of the collateral securing the Term Loan (subject to customary exceptions and other limitations).

The Revolving Credit Facility requires Zebra to comply with a financial covenant consisting of a quarterly maximum consolidated total secured net leverage ratio test that will be tested only when at the end of any fiscal quarter 20% of the commitments under the Revolving Credit Facility have been drawn and remain outstanding and is applicable to the Revolving Credit Facility but, prior to any acceleration of loans and termination of commitments under the Revolving Credit Facility, is not applicable to the Term Loan.

Incremental Facilities

The Credit Agreement provides that Zebra has the right at any time to request incremental term and/or revolving commitments up to (1) $300.0 million, plus (2) all voluntary prepayments of the Term Loan and voluntary permanent commitment reductions under the Revolving Credit Facility, plus (3) an unlimited additional amount so long as such amount at such time could be incurred without causing the pro forma consolidated total secured net leverage ratio to exceed 3.00 to 1.00; provided, however, the amount of any such incremental revolving commitments may not exceed $150.0 million in any event. The lenders under the Term Loan and the Revolving Credit Facility are not under any obligation to provide any such incremental commitments or loans and any such addition of or increase in commitments or loans are subject to certain customary conditions precedent.

The Credit Agreement provides for negative covenants that, among other things and subject to certain significant exceptions, limit Zebra’s ability and the ability of its restricted subsidiaries to:

•	incur indebtedness, make guarantees or engage in hedging arrangements;

•	incur liens or engage in sale-leaseback transactions;

•	make investments, loans and acquisitions;

•	merge, liquidate or dissolve;

•	sell assets, including capital stock of Zebra’s subsidiaries;

•	pay dividends on Zebra’s capital stock or redeem, repurchase or retire its capital stock;

•	alter the business Zebra conducts;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in transactions with affiliates; and

•	enter into agreements limiting subsidiary dividends and distributions.

The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the Term Loan and the Revolving Credit Facility, respectively, are entitled to take various actions, including the acceleration of amounts due under the Term Loan and the Revolving Credit Facility, respectively, and all actions permitted to be taken by a secured creditor under applicable law.

The foregoing summary of the Credit Agreement, the Term Loan and the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference.

Supplemental Indenture

In connection with the closing of the Acquisition, Zebra, certain of its wholly-owned U.S. subsidiaries, as guarantors (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”) entered into a supplemental indenture, dated October 27, 2014 (the “Supplemental Indenture”), whereby the Guarantors agreed to unconditionally guarantee all of Zebra’s obligations under its 7 1⁄4% Senior Notes due 2022 (the “Notes”) and that certain indenture, dated October 15, 2014, between Zebra and the Trustee (the “Indenture”) governing the Notes.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the text of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated by reference.

Joinder to Registration Rights Agreement

In connection with the closing of the Acquisition, each of the Guarantors executed a joinder to that certain Registration Rights Agreement, dated October 15, 2014 (the “Registration Rights Agreement”), between Zebra and the initial purchasers. The terms of the Registration Rights Agreement were previously disclosed by Zebra in a Current Report on Form 8-K filed on October 17, 2014.

Joinder to Notes Purchase Agreement

In connection with the closing of the Acquisition, each of the Guarantors executed a Joinder to that certain Purchase Agreement, dated September 30, 2014 (the “Notes Purchase Agreement”), between Zebra and the initial purchasers. The terms of the Notes Purchase Agreement were previously disclosed by Zebra in a Current Report on Form 8-K filed on October 6, 2014.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the closing of the Acquisition, (i) the Credit Agreement replaced that certain credit agreement, dated as of October 10, 2012, among Zebra, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Previous Credit Agreement”) and (ii) the Previous Credit Agreement was terminated on October 27, 2014.

The descriptions of the Previous Credit Agreement contained in a Current Report on Form 8-K, filed on October 15, 2012 and a Current Report on Form 8-K, filed on October 17, 2014, are incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 27, 2014, Zebra completed the Acquisition. Certain assets of MSI relating to the Enterprise Business were excluded from the transaction and retained by MSI, including MSI’s iDEN infrastructure business, and other assets and certain liabilities as specified in the definitive agreements governing the Acquisition. The cash purchase price for the Acquisition is $3.45 billion, subject to certain adjustments specified in the Master Acquisition Agreement. The cash purchase price was funded in part by available cash, the net proceeds of Zebra’s issuance of the Notes and borrowings under the Term Loan.

The Company previously disclosed the Acquisition and related definitive agreements in a Current Report on Form 8-K, filed on April 16, 2014 and the descriptions of such definitive agreements (including the Master Acquisition Agreement), are incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On October 27, 2014, Zebra issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.3 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited carve-out financial statements of the Enterprise Business, as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 and the independent auditors’ report thereon, and the unaudited condensed carve-out financial statements of the Enterprise Business for the three- and six-month periods ended June 28, 2014 and June 29, 2013 are filed hereto as Exhibit 99.1 and are incorporated into this Item 9.01(a) by reference.

(b)	Unaudited Pro Forma Financial Information

The required unaudited pro forma combined financial information as of and for the six months ended June 28, 2014 and for the year ended December 31, 2013 is filed as Exhibit 99.2 hereto and is incorporated into this Item 9.01(b) by reference.

(c)	Not applicable.

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1	Amendment No. 1 to Master Acquisition Agreement, dated October 24, 2014, between Zebra and MSI.

2.2	Amendment No. 2 to Master Acquisition Agreement, dated October 26, 2014, between Zebra and MSI.

4.1	Supplemental Indenture, dated October 27, 2014, by and among Zebra, the guarantors party thereto and U.S. Bank National Association, as trustee.

10.1	Amendment No. 1 to Intellectual Property Agreement, dated October 27, 2014, between Zebra and MSI.

10.2	Credit Agreement, dated October 27, 2014, by and among Zebra, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as revolving facility administrative agent, and Morgan Stanley Senior Funding, Inc., as term loan administrative agent and collateral agent.

23.1	Consent of KPMG LLP.

99.1	Audited and unaudited historical carve-out financial statements of the Enterprise Business.

99.2	Unaudited pro forma combined financial information.

99.3	Press release issued by Zebra Technologies Corporation on October 27, 2014 announcing the closing of its acquisition of the enterprise business of Motorola Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

	By:	/s/ Jim Kaput
Date: October 30, 2014		Name:	Jim Kaput
		Title:	SVP and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Amendment No. 1 to Master Acquisition Agreement, dated October 24, 2014, between Zebra and MSI.

2.2	Amendment No. 2 to Master Acquisition Agreement, dated October 26, 2014, between Zebra and MSI.

4.1	Supplemental Indenture, dated October 27, 2014, by and among Zebra, the guarantors party thereto and U.S. Bank National Association, as trustee.

10.1	Amendment No. 1 to Intellectual Property Agreement, dated October 27, 2014, between Zebra and MSI.

10.2	Credit Agreement, dated October 27, 2014, by and among Zebra, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as revolving facility administrative agent, and Morgan Stanley Senior Funding, Inc., as term loan administrative agent and collateral agent.

23.1	Consent of KPMG LLP.

99.1	Audited and unaudited historical carve-out financial statements of the Enterprise Business.

99.2	Unaudited pro forma combined financial information.

99.3	Press release issued by Zebra Technologies Corporation on October 27, 2014 announcing the closing of its acquisition of the enterprise business of Motorola Solutions, Inc.